Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of June 21, 2024 to the Credit Agreement referenced below is by and among ENFUSION LTD. LLC, a Delaware limited liability company (the “Borrower”), ENFUSION, INC., a Delaware corporation (“Parent”), the other Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto, and Bank of America, N.A. as Administrative Agent, Swing Line Lender, and L/C Issuer (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a revolving facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, increased, extended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of September 15, 2023 by and among the Borrower, Parent, the Guarantors identified therein, the Lenders identified therein, and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Administrative Agent and Lenders party hereto (which constitutes the Required Lenders) have agreed to such requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.Amendment to Credit Agreement. The definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is amended and restated as follows:

““Permitted Acquisition” means an Investment consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”); provided that, subject to Section 1.09 in respect of any Limited Condition Transaction:

(a)no Event of Default shall have occurred and be continuing or would result from such Acquisition;

(b)such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; and

(c)after giving effect to the Acquisition on a Pro Forma Basis, (1) the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.11, recomputed as of the end of the most recently ended Measurement Period; and (2) the Consolidated Net Leverage Ratio as of the most recently ended Measurement Period does not exceed 3.00:1.00.”

3.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, Parent, the Guarantors, the Required Lenders, and the Administrative Agent.

4.Amendment is a “Loan Document”; No Novation.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any of the other Loan Documents.

5.Reaffirmation of Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties set forth in the Loan Documents, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (in each case, without duplication of any materiality or Material Adverse qualifier) as of such earlier date and (b) as of the date hereof, no Default has occurred and is continuing, or would result from the consummation of the transactions contemplated by this Amendment.

6.Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that, except as specified herein, this Amendment does not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

7.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8.Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9.Governing Law; Jurisdiction; and Waiver of Jury Trial.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.  This Amendment shall be subject to the provisions regarding Jurisdiction and Waiver of Jury Trial set forth in Sections 11.14 and 11.15 of the Credit Agreement and such provisions are incorporated herein by this reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

BORROWER:	ENFUSION LTD. LLC,
a Delaware limited liability company

	By:	/s/ Bradley Herring
	Name:	Bradley Herring
	Title:	Chief Financial Officer

PARENT:	ENFUSION, INC.,
a Delaware corporation

	By:	/s/ Bradley Herring
	Name:	Bradley Herring
	Title:	Chief Financial Officer

OTHER GUARANTORS:	ENFUSION US 1, INC.
a Delaware corporation

	By:	/s/ Bradley Herring
	Name:	Bradley Herring
	Title:	Chief Financial Officer

ENFUSION US 2, INC.
a Delaware corporation

By:	/s/ Bradley Herring
Name:	Bradley Herring
Title:	Chief Financial Officer

ENFUSION US 3, INC.
a Delaware corporation

By:	/s/ Bradley Herring
Name:	Bradley Herring
Title:	Chief Financial Officer

[Signature Page to First Amendment]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Erik Truette
	Name:	Erik Truette
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Nathan Muller
	Name:	Nathan Muller
	Title:	SVP

GOLDMAN SACHS BANK USA

By:	/s/ Priyankush Goswami
Name:	Priyankush Goswami
Title:	Authorized Signatory

HSBC BANK USA, N.A.

By:	/s/ Shaun R. Kleinman
Name:	Shaun R. Kleinman
Title:	Director | HSBC Bank USA, N.A.

MORGAN STANLEY SENIOR FUNDING INC.

By:	/s/ Atu Koffie-Lart
Name:	Atu Koffie-Lart
Title:	Vice President

MUFG BANK, LTD.

By:	/s/ Allison Parent
Name:	Allison Parent
Title:	Vice President

[Signature Page to First Amendment]